SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                           GREENMAN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                 _______________________________

4)   Proposed maximum aggregate value of transaction: __________________________

5)   Total fee paid: ___________________________________________________________

|_|  Fee paid previously with preliminary materials: ___________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411


                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS
                            To Be Held June 16, 2005


TO OUR STOCKHOLDERS:


      The Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc. (together with its subsidiaries, "we", "us" or "our"), a Delaware corporation, will be held on Thursday, June 16, 2005, at 9:00 A.M at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, 01880 for the following purposes:


      1.    To elect five members of our Board of Directors.

      2. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 40,000,000.

      3. To approve an amendment to our Restated Certificate of Incorporation to eliminate the description of Class A Convertible Preferred Stock.

      4. To approve, consider and act upon a proposal to approve the adoption of the 2005 Stock Option Plan.

      5. To approve, consider and act upon a proposal to approve the issuance of up to 7,380,000 shares of common stock to Laurus Master Funds, Ltd. in connection with a credit facility provided to our company.

      6. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as our independent auditors for the fiscal year ending September 30, 2005.

      7. To transact such other business as may properly come before the Meeting and any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


      Only stockholders of record at the close of business on May 2, 2005 are entitled to notice of and to vote at the Meeting.


      All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                             By Order of the Board of Directors


                                             ROBERT H. DAVIS
                                             Chief Executive Officer

May 19, 2005



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411


                                 PROXY STATEMENT
                                  May 19, 2005

      Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors (the "Board of Directors") at our expense for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 16, 2005 at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, 01880.

      Only stockholders of record as of May 2, 2005 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 19,225,352 shares of our Common Stock, par value $.01 per share, were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.


      Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

      All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals: (i) to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 40,000,000, (ii) to approve an amendment to our Restated Certificate of Incorporation to eliminate the description of Class A Convertible Preferred Stock, (iii) to approve, consider and act upon a proposal to approve the adoption of the 2005 Stock Option Plan, and (iv) to approve, consider and act upon a proposal to approve the issuance of up to 7,380,000 shares of our common stock to Laurus Master Funds, Ltd. in connection with a credit facility provided to our company. In addition, the stockholders will consider and vote upon a proposal to ratify the selection of Wolf & Company, P.C. as our independent auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

      The representation in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The affirmative vote of the holders of a majority of the Common Stock issued and outstanding is required for approval of the proposed amendments to our Restated Certificate of Incorporation and the proposal to adopt the 2005 Stock Option Plan. The proposal to approve the issuance of up to 7,380,000 shares of our common stock to Laurus Master Funds, Inc. and the ratification of the selection of Wolf & Company, P.C. as our independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

      The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.


      Our Annual Report, containing financial statements for fiscal year ended September 30, 2004, and our Quarterly Report on Form 10-QSB, containing financial statements for the fiscal quarter ended March 31, 2005, are being mailed contemporaneously with this proxy statement to all stockholders entitled to vote.

      This proxy statement and the form of proxy were first mailed to stockholders on or about May 19, 2005.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of our common stock as of May 2, 2005:


      o by each person (including any "group" as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock;

      o     by each of our directors and officers; and

      o     by all of our directors and officers as a group.


      Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of May 2, 2005, 19,225,352 shares of our common stock were issued and outstanding.


SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS


                                                    Number of Shares
Name (1)                                            Beneficially Owned (2)   Percentage of Class (2)
--------                                            ----------------------   -----------------------
Dr. Allen Kahn (3) ............................         3,438,970                  17.72%
Maurice E. Needham (4) ........................         2,380,460                  11.73%
Robert H. Davis (5) ...........................         1,398,700                   7.02%
Charles E. Coppa (6) ..........................           669,210                   3.42%
Mark T. Maust (7) .............................           514,236                   2.63%
Lew F. Boyd (8) ...............................           367,088                   1.90%
Lyle Jensen (9) ...............................            15,300                       *
All officers and directors as a group
    (7 persons) ...............................         8,783,964                  39.96%

* Less than 1%


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


                                                    Number of Shares
                                                    Beneficially Owned       Percentage of Class
                                                    ------------------       -------------------
Richard Ledet (10) ............................         1,455,629                   7.57%
Laurus Master Fund, Ltd. (11) .................         1,001,727                   4.99%

(1) Except as noted, each person's address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Includes 178,033 shares of common stock issuable pursuant to immediately exercisable stock options and warrants.
(4) Includes 1,064,865 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham's wife.
(5) Includes 695,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(6) Includes 353,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(7) Includes 323,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(8) Includes 126,894 shares of common stock issuable pursuant to immediately exercisable stock options.
(9) Includes 15,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(10)  Mr. Ledet's address is 2960 NE Broadway, Des Moines, Iowa 50317.
(11) Laurus holds (i) warrants to purchase up to 1,380,000 shares of common stock that are exercisable within 60 days (subject to the following sentence) at exercise prices ranging from $1.56 to $2.29 per share, (ii) a $4,000,000 convertible term note that is convertible into approximately

      4,600,000 shares of common stock within 60 days (subject to the following sentence) at a conversion price of $.79 per share for the first $1,000,000 and $.93 per share on the remaining balance, and (iii) $1,000,000 minimum borrowing note that is convertible within 60 days (subject to the following sentence) into approximately 1,400,000 shares of common stock at a conversion price of $.79 per share. These warrants are not exercisable, and these notes are not convertible, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrants and conversion of the notes would result in beneficial ownership by Laurus of more than 4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrants and/or the notes on 90 days' prior notice to us, or without notice if we are in default under the notes. Laurus beneficially owns 1,001,727 shares of our common stock underlying warrants and the notes that are exercisable or convertible, as the case may be, within 60 days. Laurus's address is 825 Third Avenue, 14th Floor, New York, New York 10022.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Pursuant to Proposal No. 1, the five nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

      Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

      The following information is set forth with respect to each nominee for election as a director.

Nominee's Name                Position(s) Held                                Year Term Will Expire
--------------                ----------------                                ---------------------

Maurice E. Needham........    Chairman of the Board                                    2006
Robert H. Davis...........    Chief Executive Officer, President and Director          2006
Lew F. Boyd...............    Director                                                 2006
Allen Kahn, M.D...........    Director                                                 2006
Lyle Jensen...............    Director                                                 2006

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth all of the candidates for election of directors at the Meeting, and our executive officers, their ages, and the positions held by each such person within our company.

      Our directors, nominees and executive officers are as follows:

Name                       Age    Position
----                       ---    --------
Maurice E. Needham .....   64     Chairman of the Board of Directors
Robert H. Davis ........   62     Chief Executive Officer; President; Director
Charles E. Coppa .......   42     Chief Financial Officer; Treasurer; Secretary
Dr. Allen Kahn .........   84     Director
Lew F. Boyd ............   59     Director
Lyle Jensen ............   54     Director

      We have established an Audit Committee consisting of Messrs. Jensen (Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair) and Jensen. Our Board of Directors has determined that Mr. Jensen is an "audit committee financial expert" within the meaning given that term by Item 401(e) of Regulation S-B and that Mr. Jensen is "independent" within the meaning given to that term by Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer, since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      ROBERT H. DAVIS has been Chief Executive Officer and a Director since July 1997. Prior to joining us, Mr. Davis served as Vice President of Recycling for Browning-Ferris Industries, Inc. of Houston, Texas ("BFI") since 1990. As an early leader of BFI's recycling division, Mr. Davis grew that operation from startup to $650 million per year in profitable revenues. A 30-year veteran of the recycling industry, Mr. Davis has also held executive positions with Fibres International, Garden State Paper Company, and SCS Engineers, Inc. Mr. Davis currently serves as a Director and Audit Committee member of Waste Connections, Inc., the fourth largest solid waste management company in the United States.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company, from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company.

      ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.).

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

      LYLE JENSEN has been a Director since May 2002. Mr. Jensen is currently a Business Development and Operations Consultant. Prior to that he held executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997, General Manager of Interconics from 1984 to 1988 and various financial and general management roles within Rockwell International from 1973 to 1984.

Code of Ethics

      On May 28, 2004, we adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Meetings

      Our Board of Directors met nine times during the fiscal year ended September 30, 2004. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2004.

Committees of the Board of Directors

      Our Board of Directors has established an Audit Committee and a Compensation Committee.

      Audit Committee: The Audit Committee of the Board of Directors acts to:
(i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2004. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

      The Audit Committee adopted a written charter governing its actions on June 1, 2000. The three members of the Audit Committee are "independent" within the definition of that term as provided by Section 121(A) of the listing standards of the American Stock Exchange.

                          Report of the Audit Committee

      The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations, cash flows and stockholders' equity for the fiscal years ended September 30, 2004 and 2003 with management. The Audit Committee has discussed with Wolf & Company, P.C., our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61.

      The Audit Committee has also received and reviewed written disclosures and the letter from Wolf & Company, P.C. required by Independent Standards Board No. 1 and has discussed with Wolf & Company, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

             Lyle Jensen (Chairman)   Lew Boyd   Dr. Allen Kahn

     Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers. The Compensation Committee met four times during the fiscal year ended September 30, 2004. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period.

     Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and do, participate in the consideration of director nominees. In accordance with Section 804 of the American Stock Exchange's Company Guide, our independent directors recommend nominees for selection as directors by the full Board. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See "Advance Notice Procedures" below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2005. When adopted, the charter will be posted on our corporate website.

      Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2004, 2003 and 2002, to our Chief Executive Officer, former Vice President of Operations and our Chief Financial Officer. We did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

Summary Compensation Table

                                                                                       Long-Term
                                             Annual Compensation                       Compensation
                                             -------------------                       Securities
Name and                                                             Other Annual      Underlying     All Other
Principal Position              Fiscal Year    Salary      Bonus    Compensation (1)   Options (2)    Compensation
------------------              -----------    ------      -----    ----------------   -----------    ------------

Robert H. Davis ..............      2004      $230,000    $    --       $21,468               --         $ --
Chief Executive Officer             2003       230,000         --        19,900               --           --
                                    2002       230,000     23,000        16,817            7,500           --

Mark T. Maust ................      2004      $140,000    $56,000       $22,598               --         $ --
Vice President (3)                  2003       140,000         --        18,908               --           --
                                    2002       140,000     70,000        17,278            7,500           --

Charles E. Coppa .............      2004      $130,000    $    --       $22,906           60,000         $ --
Chief Financial Officer             2003       130,000         --         9,343               --           --
                                    2002       130,000      5,000         7,200            7,500           --

(1) Represents payments made to or on behalf of Messrs. Davis, Maust and Coppa for health, life and disability insurance and auto allowances.
(2) The fiscal 2004 grant represents options granted to Mr. Coppa in August 2004. The fiscal 2002 grants represent options granted to Mr. Davis, Mr. Maust and Mr. Coppa in August 2002.
(3) Mr. Maust also served as our Vice President of Operations until April 2004, when we eliminated that position. Mr. Maust still serves as our Midwest Regional Vice President.

Options/SAR Grants Table

      The following table sets forth each grant of stock options made during the year ended September 30, 2004 held by the executives named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

                                 Number of             % of Total                 Market Price
                                 Securities         Options Granted    Exercise      On Date
                                 Underlying         to Employees in      Price      of Grant      Expiration
Name                          Options Granted       the Fiscal Year    Per Share    Per Share        Date
----                          ---------------       ---------------    ---------    ---------        ----

Charles E. Coppa..........         60,000                11.2%           $1.24        $1.24        8/4/14

      Options granted have a ten year term and vest equally over a five-year period from the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth information concerning the value of unexercised options as of September 30, 2004 held by the executives named in the Summary Compensation Table above.

                                 Shares                           Number of Securities            Value of Unexercised
                              Acquired on        Value      Underlying Unexercised Options        In-the-Money Options
                              Exercise (1)   Realized (2)      at September 30, 2004 (3)        at September 30, 2004 (2)
                              ------------   ------------      -------------------------        -------------------------
Name                                                          Exercisable     Unexercisable    Exercisable   Unexercisable
----                                                          -----------     -------------    -----------   -------------
Robert H. Davis ............    185,000        $ 90,940           610,000          149,500      $ 153,540       $ 71,300
Mark T. Maust ..............         --              --           278,000           54,500      $ 147,250       $ 37,400
Charles E. Coppa ...........     20,000          16,600           323,000          104,500      $ 153,000       $ 30,800

(1) During the fiscal year ended September 30, 2004, Mr. Davis exercised 185,000 options at exercise prices ranging from $.40 to $.94 per share and Mr. Coppa exercised 20,000 options at exercise prices ranging from $.38 to $.40.
(2) Assumes that the value of shares of common stock is equal to $1.22 per share, which was the closing bid price on the American Stock Exchange on September 30, 2004.
(3) The options granted to the executive officers became exercisable commencing July 17, 1998 in the case of Mr. Davis, December 30, 1997 in the case of Mr. Maust and March 23, 1999 in the case of Mr. Coppa at an annual rate of 20% of the underlying shares of our common stock. The options granted to Mr. Davis pursuant to his April 1999 employment agreement vest over a seven-year period.

Stock Option Plans

      Our 1993 Stock Option Plan was established to provide options to purchase shares of common stock to our employees, officers, directors and consultants. In March 2001, our stockholders approved an increase to the number of shares authorized under the 1993 Stock Option Plan to 3,000,000 shares. This plan expired on June 10, 2004.

      Our 2005 Stock Option Plan was adopted by the Board of Directors on March 18, 2005, and is subject to ratification by our stockholders. The 2005 Stock Option Plan is intended to replace a plan adopted by our Board of Directors in April 2004. The 2004 plan was not submitted for ratification by our stockholders and was terminated by our Board on March 18, 2005. All options granted under that plan have been terminated.

      As of September 30, 2004, there were 1,670,356 options granted and outstanding under the 1993 Stock Option Plan of which 1,498,356 options were exercisable at prices ranging from $0.38 to $1.80. For a complete description of the 2005 Stock Option Plan, see "Proposal No. 4 - Proposal to Approve the 2005 Stock Option Plan" below.

Non-Employee Director Stock Option Plan

      Our 1996 Non-Employee Director Stock Option Plan is intended to promote our interests by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of our Board of Directors. The Board of Directors has reserved 60,000 shares of common stock for issuance under Non-Employee Director Stock Option Plan.

      Each person who was a member of the Board of Directors on January 24, 1996, and who was not an officer or employee, was automatically granted an option to purchase 2,000 shares of common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the common stock on the business day immediately prior to the date of the grant and each option is immediately exercisable for a period of ten years from the date of the grant.

      As of September 30, 2004, options to purchase 32,000 shares of our common stock have been granted under the 1996 Non-Employee Director Stock Option Plan, of which 22,000 are outstanding and exercisable at prices ranging from $0.38 to $1.95.

Employee Benefit Plan

      In August 1999, we implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k) plan which become vested over a period of five years. We did not make any discretionary contributions to the 401(k) plan during the fiscal years ended September 30, 2004 and 2003.

Loans; Personal Guarantees

      In January 1998, we advanced Mr. Davis $104,000 under an 8.5% secured loan agreement with both principal and interest due January 2001. This note was amended on September 30, 2000 to extend the maturity of the note until April 15, 2002 (subsequently extended to April 15, 2004) and increase the interest rate to 9.5%. On April 30, 2004 the remaining balance of $163,000, including interest, was applied to offset obligations under our $400,000 September 30, 2003 note payable due to Mr. Davis.

      In January 1999, we advanced Messrs. Davis and Coppa $55,000, in aggregate, under 8.5% secured promissory notes with both principal and interest due January 2002 (subsequently extended to January 2004). The proceeds were used to participate in a private placement of our common stock and the loans were secured by 191,637 shares of common stock owned by Messrs. Davis and Coppa. In June 2002, they repaid $5,000 each toward their respective then outstanding balances. On March 31, 2004, Mr. Davis's remaining balance of $24,000 including interest, was applied to offset obligations under our $400,000 September 30, 2003 note payable to him. On May 11, 2004, Mr. Coppa sold 36,717 shares of common stock valued at $44,248 back to us in full settlement of all amounts due under his note. We subsequently cancelled these shares, which reduced our total shares issued and outstanding.

      Dr. Kahn was owed $300,000 under the terms of an October 1999 private offering of 10% convertible notes and warrants and $75,000 under the terms of a February 2000 offering of 11% convertible notes and warrants. The warrants were exercisable for a period of five years to purchase 125,000 shares of our common stock at exercise prices ranging from $.31 to $.50 per share. The convertible notes originally matured twelve months after issuance and were payable in cash or unregistered shares of our common stock at a conversion price of $1.00 per share. In September 2000 and June 2001, Dr. Kahn agreed to extend the maturity date of each note for an additional twelve months from their original maturity. In return for the June 2001 extension, we agreed to reduce the conversion price to $.75 per share. In September 2002, Dr. Kahn again agreed to extend the maturity of each note for an additional twenty-four months from their extended maturity dates which range from October 2004 to February 2005. On February 16, 2004, Dr. Kahn converted these two notes, including $375,000 of principal and $168,210 of accrued interest into 724,281 shares of our unregistered common stock pursuant to the amended terms noted above. The warrants were exercised by Dr. Kahn during fiscal 2003.


      Dr. Kahn has also loaned us $200,000 under the terms of a November 2000 unsecured promissory note which bears interest at 12% per annum with interest due monthly and the principal due in November 2001. In June 2001, Dr. Kahn agreed to extend the maturity date of the note for an additional twelve months from its original maturity. In September 2002, Dr. Kahn again agreed to extend the maturity of the note until November 2004. In June 2004, Dr. Kahn agreed to extend the maturity of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2007.

      During the period of June to August 2003, two immediate family members of Mr. Needham loaned us a total of $400,000 under the terms of two-year, unsecured promissory notes which bear interest at 12% per annum with interest due quarterly and the principal due upon maturity. In March 2004, these same individuals loaned us an additional $200,000 in aggregate, under similar terms with the principal due upon maturity March 2006. These individuals each agreed to invest the entire $100,000 principal balance of their June 2003 notes ($200,000 in aggregate) into the April 2004 private placement of investment units and each received 113,636 units (113,636 shares of our common stock and warrants to purchase 56,818 additional shares of our common stock at $1.80 per share) in these transactions. At September 30, 2004, the remaining balance due on these advances amounted to $400,000.In addition, the two individuals agreed to extend the maturity of the remaining balance of these notes until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2007.

      In September 2003, Mr. Davis loaned us $400,000 under the terms of a September 30, 2003 unsecured promissory note which bears interest at 12% per annum with interest due quarterly and the principal due March 31, 2004 (subsequently extended to September 30, 2004). In 2004, Mr. Davis applied approximately $114,000 of the balance due him plus $21,000 of accrued interest to exercise options to purchase 185,000 shares of common stock as noted above. In addition, he agreed to extend the maturity of the remaining balance of this note until the earlier of when all amount due under the Laurus credit facility have been repaid or June 30, 2007. At September 30, 2004, the remaining balance due on this note amounted to $99,320.

      In October 2003, Mr. Needham loaned us $75,000 under the terms of an October 22, 2003 unsecured promissory note payable which bears interest at 12% per annum with interest due quarterly and the principal due June 30, 2004. During January and February 2004, Mr. Needham advanced us an additional $250,000 under substantially similar notes that are also due in June 2004. Mr. Needham agreed to invest all unpaid principal and interest under these advances amounting to approximately $350,000 into the April 2004 private placement of units and received 339,806 units in this transaction (see above).

Related Party Transactions

      We rent several pieces of equipment on a monthly basis from Valley View Farms, Inc. and Maust Asset Management, LLC, two companies co-owned by Mr. Maust. Rent expense associated with payments made to the two companies for the fiscal years ended September 30, 2004 and 2003 was $248,560 and $281,143, respectively.

      In July 2002, our Minnesota subsidiary entered into a four-year equipment lease with Valley View Farms. Under the terms of the lease, the subsidiary is required to pay rent of $4,394 per month and has the ability to purchase the equipment at the end of the lease at approximately 40% of its original value. The lease is classified as a capital lease at September 30, 2004 with an equipment value of $146,670.

      Our majority-owned joint venture, Able Tire of Oklahoma, LLC which we divested in April 2003, leased on a month-to-month basis, certain rolling stock equipment from Gary Humphreys, an owner of Able Tire Company, LLC, the other member of the joint venture. Payments made to Mr. Humphreys totaled $48,700 during the fiscal year ended September 30, 2003.

      In April 2003, our Iowa subsidiary entered into a ten-year lease agreement with Maust Asset Management Company, LLC for our Iowa facility. Maust Asset Management is co-owned by one of our officers. Under the terms of the lease, monthly rent payments of $8,250 are required for the first five years, increasing to $9,000 per month for the remaining five years. The lease also provides us a right of first refusal to purchase the land and buildings at fair market value during the term of the lease. Maust Asset Management acquired the property from the former lessor. For the fiscal years ended September 30, 2004 and 2003, payments made in connection with this lease amounted to $111,483 and $41,250, respectively.

      During March 2004, our Minnesota subsidiary sold all of its land and buildings to an entity co-owned by Mr. Maust for $1,400,000, realizing a gain of $437,337 which has been recorded as unearned income and classified as a non current liability in the accompanying financial statements. Simultaneous with the sale, we entered into an agreement to lease the property back for a term of 12 years at an annual rent of $195,000, increasing to $227,460 over the term of the lease. The gain will be recognized as income ratably over the term of the lease. The lease provides for two additional 4-year extensions. The lease is classified as a capital lease at September 30, 2004 with an equipment value of $1,400,000. For the fiscal year ended September 30, 2004, payments made in connection with this lease amounted to $145,379.

      On September 30, 2003, Mart Management, Inc., our Georgia subsidiary's landlord, loaned us $100,000 under the terms of a September 30, 2003 unsecured promissory note which bears interest at 12% per annum with interest due quarterly and the principal due September 30, 2004. In June 2004, Mart Management agreed to invest the entire $100,000 principal balance of the unsecured promissory note plus accrued interest of $7,300 into the April 2004 private placement of investment units and received 121,932 Units in this transaction.

      All transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors. Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      To the best of management's knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

                                 PROPOSAL NO. 2

             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has resolved to recommend to the stockholders that our company amend its Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 40,000,000 shares. The text of the proposed amendment is set forth in Exhibit I to this Proxy Statement.


      As of May 2, 2005, 19,225,352 shares of our common stock were issued and outstanding, and we had reserved approximately 14,476,359 additional shares for future issuance. These reserved shares relate to the following: shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan and 4,756,003 shares for issuance upon exercise of other stock options and stock purchase warrants. We have reserved 2,000,000 shares for issuance under our 2005 Stock Option Plan which is subject to pending stockholder approval. See "Proposal No. 4 - Proposal to Approve the 2005 Stock Option Plan" below. In addition we have reserved 6,000,000 shares to be issued upon conversion of notes payable and accrued interest. See "Proposal No. 5 - Proposal to Approve the Issuance of up to 7,380,000 Shares of Common Stock to Laurus Master Funds, Ltd." below.


      The number of shares reserved by our company for future issuance exceeds the number of shares authorized for issuance. Although the Board believes that it is likely that we will have a sufficient number of authorized but unissued shares to satisfy all exercises of vested options and warrants granted to date, the Board believes that we will be severely constrained from making future grants under the 2005 Stock Option Plan and that we will not have sufficient shares to issue all potential shares to Laurus in connection with our credit facility, unless the Restated Certificate of Incorporation is amended to authorize additional shares of Common Stock.


      If this proposal is approved, the Board of Directors will have the authority to issue approximately 6,298,000 additional shares of common stock as of May 2, 2005, and not including shares already reserved for issuance, as described above, without further stockholder approval. The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of our company and our stockholders. The Board of Directors believes that the authorized common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. These purposes may include, among others, the issuance of common stock to facilitate potential mergers or acquisitions, raising capital or acquiring technology rights through the sale of stock, and/or attracting or retaining valuable employees by the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board of Directors, however, considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.


      Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of common stock without further stockholder approval. Except as described in Proposal No. 5, below, the Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our securities may then be listed or traded, or our Restated Certificate of Incorporation or By-Laws then in effect. Frequently, opportunities arise that require prompt action, and we believe that delay necessitated for stockholder approval of a specific issuance could be detrimental to our company and our stockholders.

      The additional shares of common stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of common stock possess under our Restated Certificate of Incorporation. Shares of our common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. The voting, dividend and liquidation rights of the holders of common stock, however, may be subordinate to the rights of the holders of the any preferred stock which may be issued from time to time. All outstanding shares of common stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

      The issuance of any additional shares of common stock by our company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of common stock of existing stockholders. We expect, however, to receive consideration for any additional shares of common stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

      The authorized but unissued shares of common stock could be used to make more difficult a change in control of our company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of our company and our stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our common stock, to acquire control of our company since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Our Restated Certificate of Incorporation and By-Laws contain certain provisions, including the grant of authority to the Board of Directors to issue up to 1,000,000 shares of preferred stock in one or more series (with such rights and preferences as the Board may determined), without the approval of stockholders, and certain provisions relating to the calling of stockholder meetings and the conduct of such meetings, that may be considered to have an anti-takeover effect. We are not aware of any pending or threatened efforts to obtain control of our company, and the Board of Directors has no current intention to use the additional shares of common stock to impede a takeover attempt or to propose any additional anti-takeover measures in future proxy solicitations.

      Approval of the amendment to increase the number of authorized shares of common stock will require the affirmative vote of the holders of a majority of the common stock issued and outstanding as of the record date. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 40,000,000 SHARES.


                                 PROPOSAL NO. 3

           PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION
       TO ELIMINATE THE DESCRIPTION OF CLASS A CONVERTIBLE PREFERRED STOCK

      The Board of Directors has resolved to recommend to the stockholders that our company further amend its Restated Certificate of Incorporation eliminate all references to a Class A Convertible Preferred Stock. The text of the proposed amendment is set forth in Exhibit II to this Proxy Statement.

      The proposed amendment is intended to correct an oversight from an amendment to our Certificate of Incorporation in April 2003. After our Certificate of Incorporation was amended in 2003, our company had the authority to issue up to 30,000,000 shares of common stock and 1,000,000 shares of preferred stock the terms of which could be designated by the Board of Directors. Notwithstanding that specific authorization, however, the amendment failed to eliminate the description of the terms of a Class A Convertible

Preferred Stock that had been authorized some years earlier in connection with a private placement of securities. No shares of Class A Convertible Preferred Stock are currently issued or outstanding, and no such shares are reserved for issuance. Because the Restated Certificate of Incorporation does not in fact authorize the issuance of such shares, the description of their terms is meaningless and potentially confusing. The proposed amendment would not affect the rights of our stockholders or have any other affect on our company.

      Approval of this amendment will require the affirmative vote of the holders of a majority of the common stock issued and outstanding as of the record date. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE DESCRIPTION OF CLASS A CONVERTIBLE PREFERRED STOCK.


                                 PROPOSAL NO. 4

                 PROPOSAL TO APPROVE THE 2005 STOCK OPTION PLAN

      On March 18, 2005, our Board of Directors adopted the 2005 Stock Option Plan (the "2005 Plan" or the "Plan"), subject to approval by our stockholders. The 2005 Plan is intended to replace our 1993 Stock Option Plan, which expired on June 10, 2004. In April 2004, our Board adopted a replacement stock option plan but did not submit it for ratification by our stockholders. That plan and was terminated by our Board on March 18, 2005, and all options granted under that plan have been terminated.

      The purpose of the 2005 Plan is to provide incentives to directors, officers and employees of, and consultants to, our company and our subsidiaries by providing them with opportunities to purchase our common stock pursuant to options granted under the Plan. We believe that granting these options will encourage loyalty to our company and better align the interests of our directors, officers, employees and consultants with those of our stockholders. The following is a summary of the material terms and conditions of the 2005 Plan. The full text of the 2005 Plan is attached as Exhibit III to this proxy statement.

Summary of the 2005 Plan

      Administration. Our Board of Directors and/or the Compensation Committee of the Board of Directors administers the 2005 Plan, which includes determining:

      o     the individuals to receive options;

      o whether the options will be "incentive stock options" or "non-qualified options," as further described below;

      o the terms and conditions of each option, including the number of shares and exercise price of the options;

      o whether restrictions such as repurchase options are to be imposed on shares subject to options, and the nature of such restrictions; and

      o     the time when the options become exercisable.

      The Compensation Committee has full authority to interpret the terms of the 2005 Plan and awards granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Compensation Committee or the Board may, in its discretion, determine to accelerate the vesting of any option; provided, however, that neither the Compensation Committee nor the Board may, without the consent of the option holder, accelerate the vesting of an any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code, as amended (the "Code").

      Authorized Shares. We have reserved 2,000,000 shares of our common stock for issuance under the 2005 Plan. As described below, the shares authorized under the Plan will be subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock. The number of shares delivered upon exercise of an option will be determined net of any shares actually or constructively transferred by the option holder to our company in payment of the exercise price or tax withholding.

      Eligibility. All directors, officers and employees of, or consultants to, our company or any of its subsidiaries are eligible to participate in the 2005 Plan.

      Types of Options. Options under the 2005 Plan may be in the form of "incentive stock options" or "non-qualified options." Incentive stock options are stock options that meet certain conditions imposed by Section 422A of the Code. All other options are non-qualified options. The exercise price of an incentive stock option may be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of our common stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option may be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. An incentive stock option must expire in ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No incentive stock options can be granted under the 2005 Plan after March 18, 2015, but options granted before that date may be exercised thereafter.

      Transferability. Options granted under the 2005 Plan are generally non-transferable other than by will or by the laws of descent and distribution. Non-qualified options may be transferred pursuant to qualified domestic relations orders as defined in the Code or Title I of the Employee Retirement Security Act of 1974. Options may be exercised by a person other than the person to whom they were granted only in the circumstances outlined below.

      Termination of Service. Under the 2005 Plan, all previously unexercised incentive stock options terminate and are forfeited automatically upon the 90th day after the termination of the option holder's service relationship with our company and our subsidiaries, unless the Compensation Committee expressly specifies otherwise. While not required to do so by the terms of the 2005 Plan, the Board currently expects to impose similar conditions on non-qualified stock options. In either case, however, if an option holder's service relationship is terminated by reason of death or disability (as defined in the Plan), the vesting of the options will cease upon the date of the termination of service and the options may be exercised by the holder, the holder's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, as the case may be, within 180 days after the date of such termination of service. Notwithstanding the foregoing, in no event may (i) any option be exercised beyond the date on which such option would otherwise expire pursuant to its terms or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) from the date the incentive stock option was granted. Shares of common stock which are not delivered because of termination of awards may be reused for other awards.

      Amendments. The Compensation Committee may at any time discontinue granting awards under the 2005 Plan. The Board may terminate or amend the Plan at any time, except that no amendment may adversely affect the rights of any option holder without his or her consent and no amendment may, without the approval of our stockholders obtained within 12 months after the Board adopts a resolution authorizing such amendment: (i) materially increase the number of shares of common stock available under the Plan (other than pursuant to a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock), (ii) change the group of persons eligible to receive incentive stock options, (iii) change the exercise price at which shares may be offered pursuant to incentive stock options (other than pursuant to a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock), or (iv) extend the expiration date of the 2005 Plan.

      Change in Corporate Structure or Capitalization; Change in Control. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock, the number and kind of shares of stock of our company then subject to the 2005 Plan and the options then outstanding or to be granted thereunder, and the exercise price, if applicable, will be appropriately adjusted. In the event our company is to be consolidated with or acquired by another entity in a merger, sale of substantially all of our assets or otherwise, then the Compensation Committee or the board of directors of any entity assuming the obligations of our company under the 2005 Plan shall either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition; (ii) make appropriate provisions for the continuation of such options by substituting on an equitable basis for the shares then subject to such options any equity securities of the successor corporation; (iii) upon written notice to the option holders, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof;
(v) accelerate the date of exercise of such options or of any installment of such options; or (vi) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

      In the event of the proposed dissolution or liquidation of our company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Compensation Committee.

      Term. The 2005 Plan, unless sooner terminated by the Board of Directors, will remain in effect until March 18, 2015. Federal Income Tax Consequences

      The following is a summary of certain U.S. federal income tax aspects of the 2005 Plan. This summary is not a complete description of such consequences. Moreover, this summary relates only to federal income taxes; there may also be federal estate and gift tax consequences associated with the 2005 Plan, as well as foreign, state and local tax consequences. The 2005 Plan is not qualified under Section 401(a) of the Code.

      Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the 2005 Plan will result in taxable income to the option holder or a deduction to our company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

      If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the common stock on the date of exercise and the option price. In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. We will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

      Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

      Non-Qualified Options. No income results upon the grant of a non-qualified option with an exercise price that is not less than 100% of the fair market value of our common stock on the date of grant. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our common stock over the option price. We will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

      Under recent amendments to the Code, a recipient of a stock option granted with an exercise price that is less than 100% of the fair market value of the underlying common stock on the date of grant will realize ordinary income, subject to withholding, in an amount equal to the excess of the fair market value of the common stock on the date of grant over the option price. In addition, the recipient will be subject to an additional excise tax equal to 20% of such amount. Under such circumstances, we will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income (including the 20% excise tax) realized by the option holder.

New Incentive Plan Benefits

      The future benefits or amounts that would be received under the 2005 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2005 Plan had been in effect cannot be determined.

      APPROVAL OF THE 2005 PLAN WILL REQUIRE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2005 PLAN.


                                 PROPOSAL NO. 5

          PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 7,380,000 SHARES OF
                    COMMON STOCK TO LAURUS MASTER FUNDS, LTD.

      We entered into a $9,000,000 credit facility with Laurus Master Fund, Ltd. in June 2004, which was amended on March 22, 2005. As more fully described below, it is expected that our borrowings from, and other obligations to, Laurus will be satisfied by issuing shares of our common stock to Laurus, which Laurus will resell pursuant to one or more registration statements we are required to file under the Securities Act of 1933, as amended. We currently estimate that we will be required to issue up to 7,380,000 shares of common stock to Laurus over the term of the credit facility. To date, we have registered 3,801,237 shares of common stock under the Securities Act for resale by Laurus. That number represents the largest number of shares we are permitted to list on the American Stock Exchange without first obtaining the approval of our stockholders. Under Rule 713 of the American Stock Exchange Company Guide, we may not list on the Exchange (and therefore may not issue), in connection with a given transaction or series of related transactions, a number of shares equal to 20% or more of our presently outstanding common stock at a price less than the greater of book or market value of our common stock.

      The Board of Directors has resolved to recommend that the stockholders approve the listing on the American Stock Exchange of all 7,380,000 shares of common stock that we current expect to be required to issue to Laurus in connection with the credit facility. As described below, the inability to issue such shares to Laurus would be a default under the terms of the credit facility. In the event of a default, Laurus has the right to limit our ability to borrow under the credit facility, terminate the credit facility entirely, and/or charge us substantial penalties and interest. Any of these actions would significantly and adversely affect our liquidity and severely jeopardize our ability to continue operations.

The Credit Facility

      The credit facility consists of a $5,000,000 convertible, revolving working capital line of credit and a $4,000,000 convertible term note. At closing, we borrowed $4,000,000 under the term loan and $2,000,000 under the line of credit, and used approximately $1,860,000 of the proceeds to repay the outstanding indebtedness under our existing credit facility and approximately $1,070,000 to repay our indebtedness to Cryopolymers Leasing. Additional proceeds of the financing were used to increase working capital and to pay certain costs and fees associated with this transaction including a $425,000 placement fee paid to our investment bank.


      The line of credit has a three-year term. Borrowings generally bear interest at the prime rate published in The Wall Street Journal from time to time plus 1.0% (6.75% at April 30, 2005), and are convertible into shares of our common stock at the option of Laurus. Except for downward adjustments provided in the credit facility terms described below, the interest rate shall not be below 5%. The amount we may borrow at any time under the line of credit is generally limited to 90% of eligible accounts receivable (90 days or less) and 50% of eligible finished goods inventory, subject to certain limitations. Until December 31, 2005, however, we will be permitted to maintain overadvances of up to $2,000,000 under the line of credit. All overadvances outstanding from time to time will bear interest, in addition to the interest otherwise required, at a rate equal to 2% per annum on the amount of the overadvance. In the event that at any time we have outstanding overadvances of more than $2,000,000, or if any overadvance remains outstanding on or after January 1, 2006, the excess or overdue overadvance will bear interest, in addition to that otherwise required, at a rate equal to 2% per month for all times such amounts are outstanding. The line of credit requires us to maintain a minimum borrowing of $1,000,000.

      Subject to certain limitations, Laurus will have the right, but not the obligation, to convert the first $1,000,000 of borrowings under the line of credit into our common stock at a price of $.79 (85% of the average closing price of our common stock for the five days immediately prior to the March 22, 2005 amendment to the credit facility). The conversion price for each subsequent $1,000,000 of borrowings will be adjusted upward so that the conversion price will always reflect a 10% premium over the 22-day trailing average closing price computed on each $1,000,000 increment.

      In connection with the line of credit, we issued Laurus a warrant to purchase up to 990,000 shares of our common stock at prices ranging from $1.63 to $2.29. The warrant, valued at $82,731, is immediately exercisable, has a term of ten years and allows for cashless exercise at the option of Laurus, and does not contain any "put" provisions.


      The term note also has a three-year term and bears interest at the prime rate published in The Wall Street Journal from time to time plus 1.0% (6.75% at April 30, 2005), with interest payable monthly. Except for downward adjustments provided in the credit facility terms described below, the interest rate shall not be below 5%. Principal is amortized over the term of the loan, commencing on November 1, 2004, with minimum monthly principal payments of $125,000. Pursuant to the amendment, however, principal payments otherwise due from January 1, 2005 through June 1, 2005 have been deferred and are payable in full on the maturity date of the term note, together with all other amounts due and payable on that date.


      Laurus has the option to convert some or all of the principal and interest payments into common stock at a fixed conversion price of $.93, the average closing price of our common stock for the five days immediately prior the March 22, 2005 amendment, provided, that the first $1,000,000 of borrowings under the term note is convertible into common stock at a price of $.79 (85% of the average closing price of our common stock for the five days immediately prior to the amendment. Subject to certain limitations, regular payments of principal and interest will be automatically payable in common stock if the 5-day average closing price of the common stock immediately preceding a payment date is greater than or equal to 110% of such fixed conversion price.

      In connection with the term note, we issued Laurus a warrant to purchase up to 390,000 shares of our common stock at prices ranging from $1.56 to $2.18. The warrant, valued at $37,161, is immediately exercisable, has a term of ten years and allows for cashless exercise at the option of Laurus, and does not contain any "put" provisions.

      We will be required to pay a premium of 2% of the amount of each principal payment made in cash under the line of credit and/or the term note. In addition, we will be required to pay a penalty of 20% of the then-outstanding balance of the term note if we prepay that note.

      The interest rate under each of the notes is subject to downward adjustment on a monthly basis (but not to less than 0%). The downward adjustment will be in the amount of 200 basis points (2.0%) for each incremental 25% increase in the average closing price of our common stock over the then applicable conversion price of the note for the five-day period preceding such monthly determination date if we have at that time registered for resale all of the shares of our common stock underlying the notes and warrants we are issuing to Laurus in this transaction, or 100 basis points (1.0%) for each incremental 25% increase in the average closing price of our common stock over the then applicable conversion price of the note for the five-day period preceding such monthly determination date if we have not at that time registered for resale all of such shares.

      The credit facility is secured by a first-priority security interest in substantially all of our assets, including the capital stock of our active subsidiaries. Our active subsidiaries have guaranteed our obligations to Laurus and have granted Laurus a security interest in their assets to secure this guarantee.

      We incurred investment banking costs amounting to $559,000, including $455,000 in cash and $103,840 in the form of 57,252 shares of our unregistered common stock valued at $75,000 and warrants to purchase up to 270,000 shares of our common stock valued at $28,840. The warrants are immediately exercisable, have a term of five years and have exercise prices ranging from $1.64 to $2.29.

      Total debt issuance costs incurred in connection with securing the Laurus credit facility amounted to approximately $661,000 which have been recorded as deferred financing costs to be amortized to interest expense over the three year term. Additionally, a management fee amounting to $315,000 was paid to Laurus from the closing proceeds, and was recorded as a debt discount to be amortized to interest expense over the three year term.


      We have agreed to register for resale under the Securities Act the shares of common stock issuable to Laurus upon conversion of borrowings under the credit facility and upon exercise of the warrants. To date, we have registered 3,801,237 shares of common stock for resale by Laurus. That number represents the largest number of shares we are permitted to list on the American Stock Exchange without first obtaining the approval of our stockholders. We are required to file an additional registration statement with respect to the resale of the balance of the 7,380,000 shares that we currently expect to be required to issue to Laurus in connection with the credit facility. That registration statement cannot be declared effective unless and until our stockholders approve the issuance of such shares. The amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding capital stock and no more than 25% of our aggregate daily trading volume determined over the five-day period prior to the date of determination. These limitations may be waived by Laurus on 90 days' prior notice, or without notice if we are in default.


      The conversion price applicable to each of the notes and the exercise price of each of the warrants is subject to downward adjustment if we issue shares of our common stock (or common stock equivalents) at a price per share less than the applicable conversion or exercise price. There are exceptions for issuances of stock and options to our employees and for certain other ordinary course stock issuances.

      Subject to applicable cure periods, amounts borrowed from Laurus are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount we owe to Laurus; (ii) any material breach by us of any other covenant made to Laurus; (iii) any misrepresentation made by us to Laurus in the documents governing the credit facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock;
(vii) any failure to deliver shares of common stock upon conversions under the credit facility; (viii) certain defaults under agreements related to any of our other indebtedness; (ix) payments of any dividends either in cash or stock and
(x) changes of control of our company. Substantial fees and penalties are payable to Laurus in the event of default.

Impact of the Listing and Issuance of These Shares

      If this proposal is approved, our company will have the authority to issue to Laurus, without further stockholder approval, up to 7,380,000 shares of common stock (including the shares already registered to date) upon the conversion by Laurus of amounts outstanding under the credit facility into common stock and upon the exercise by Laurus of warrants. Any shares of common stock issued to Laurus will have the rights and privileges which the presently outstanding shares of common stock possess under our Restated Certificate of Incorporation. See "Proposal No. 2 - Proposal to Increase Authorized Shares of Common Stock" above.

      The issuance of shares of our common stock to Laurus may, depending on the market value of our common stock at the time or times shares are issued to Laurus, reduce stockholders' equity per share and will reduce the percentage ownership of common stock of existing stockholders. The market "overhang" created by the credit facility, i.e., the aggregate number of shares of common stock issuable to Laurus under the facility, could have an adverse impact on the value of our common stock. Similarly, a continuous series of debt conversions and/or warrant exercises by Laurus, followed by sales of the common stock in the public markets might adversely impact the value of our common stock. The Board of Directors believes that Laurus will generally attempt to moderate the timing and amount of its sales of our common stock to the public in an effort to minimize any adverse pressure on the value of the stock. No assurance can be given, however, that Laurus will attempt to do so or that any attempt it may make will be successful.

      As described above, the amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding capital stock and no more than 25% of our aggregate daily trading volume determined over the five-day period prior to the date of determination. However, Laurus may waive these limitations on 90 days' prior notice, or without notice if we are in default. If Laurus does waive these limitations, Laurus could become the holder of a large block of our stock. Under these circumstances, Laurus could initiate or participate in a takeover bid for our company or discourage a takeover bid by siding with the Board of Directors in opposition to the bid. Moreover, if Laurus accumulates a substantial portion of our common stock and then attempts to rapidly liquidate its holdings, such actions would materially and adversely affect the market for our common stock. While no assurance can be given that Laurus would not use its stock position to influence control over the company or to affect the value of our common stock, we are not aware of any attempts by Laurus to do so with respect to other borrowers.

      Approval of the proposed issuance of all 7,380,000 shares of common stock that we currently expect to be required to issue to Laurus in connection with the credit facility will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED ISSUANCE OF UP TO 7,380,000 SHARES OF COMMON STOCK THAT WE CURRENT EXPECT TO BE REQUIRED TO ISSUE TO LAURUS IN CONNECTION WITH THE CREDIT FACILITY.


                                 PROPOSAL NO. 6

                      RATIFICATION OF SELECTION OF AUDITORS

      Our Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2005. Wolf & Company, P.C. has acted as our independent auditor since inception. Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws. If the stockholders do not ratify the selection of Wolf & Company, P.C. as our independent auditors for the fiscal year ending September 30, 2005, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      In addition to audit services, Wolf & Company, P.C. also provided certain non-audit services to us during the fiscal year ended September 30, 2004. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Wolf & Company, P.C.

      Audit Fees. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2004 and (2) the review of the financial statements included our company's Form 10-QSB filings for fiscal 2004 were $190,300. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2003 and (2) the review of the financial statements included in our Form 10-QSB filings for fiscal 2003 were $118,450.

      Audit-Related Fees. The aggregate fees billed in fiscal 2004 and 2003 for assurance and related services rendered by Wolf & Company, P.C. that are reasonably related to the performance of the audit or review of our financial statements, were $6,000 and $8,200, respectively. Services rendered in this category consisted of (i) financial accounting and reporting consultations, and
(ii) participation in board and audit committee meetings and (iii) assurance services on specific transactions. Tax Fees. The aggregate fees billed in fiscal 2004 and 2003 for professional services rendered by Wolf & Company, P.C. for tax compliance, tax advice and tax planning, were $20,500 and $20,000, respectively.

      All Other Fees. There were no fees billed in fiscal 2004 and 2003 for products and services provided by Wolf & Company, P.C., other than services reported above.

      Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (1) such services must not be prohibited under applicable federal securities rules and regulations, and (2) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our company, or be a promoter of our company's stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

      During fiscal 2004, all of the non-audit services provided by Wolf & Company, P.C. were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.


                          TRANSACTION OF OTHER BUSINESS

      Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                            ADVANCE NOTICE PROCEDURES

      Under our By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

                              STOCKHOLDER PROPOSALS


      Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than January 19, 2006. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.



                            EXPENSES AND SOLICITATION

      The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.



                      INFORMATION INCORPORATED BY REFERENCE

      Our Annual Report, containing financial statements and management's discussion and analysis of our financial condition and results of operations for the year ended September 30, 2004, and our Quarterly Report on Form 10-QSB, containing financial statements and management's discussion and analysis of our financial condition and results of operations for the fiscal quarter ended March 31, 3005, are being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and are incorporated herein by this reference.

                                                                       EXHIBIT I


                              PROPOSED AMENDMENT TO

                    THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           GREENMAN TECHNOLOGIES, INC.


RESOLVED:   That Article FOURTH of the Restated Certificate of Incorporation of
            GreenMan Technologies, Inc. be and hereby is amended by deleting the first paragraph thereof and inserting in its place the following:

            This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is Forty-One Million (41,000,000) shares of capital stock. Of such authorized shares, Forty Million (40,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. One Million (1,000,000) shares shall be designated "Preferred Stock" and have a par value of $1.00 per share.

                                                                      EXHIBIT II


                              PROPOSED AMENDMENT TO

                    THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           GREENMAN TECHNOLOGIES, INC.


RESOLVED:   That Article FOURTH of the Restated Certificate of Incorporation of
            GreenMan Technologies, Inc. be and hereby is amended by deleting
            Part C of such Article in its entirety.

                                                                     EXHIBIT III


                           GREENMAN TECHNOLOGIES, INC.
                             2005 STOCK OPTION PLAN

      1. Purpose. This 2005 Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of GreenMan Technologies, Inc., a Delaware corporation (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

      2. Administration of the Plan

            A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a Committee appointed by the Board pursuant to Section 2B of the Plan. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine, with respect to each Option granted under the Plan, whether such Option shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. If the Committee determines to issue an ISO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as a Non-Qualified Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.


                                      III-1

            B. The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) Directors (the "Committee"), each of the members of which Committee shall be (i) a Non-Employee Director (as such term is defined in Rule 16b-3(b)(3)(i)) and (ii) an "outside director" (within the meaning of such term Section 1562(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted form time to time by the Board.

            C. Any requirement that each member of the Committee be a "Non-Employee Director" shall not apply (i) after the date the Company ceases to have any class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended, or (ii) if the Board expressly declares that such requirement shall not apply.

      3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options may he granted to any employee, officer or director (including Non-Employee Directors) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Options to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grants of Options.

      4. Stock. The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,000,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs or Non-Qualified Options so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Option under the Plan. The number of shares of Common Stock in respect of which an optionee may receive Options under the Plan in any year shall not exceed 500,000, subject to adjustment as provided in paragraph 13.

      5. Granting of Options. Options may be granted under the Plan at any time after March 18, 2005 and prior to March 18, 2015. The date of grant of Options under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.


                                      III-2

      6. Minimum Option Price; ISO Limitation

            A. Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

            B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

            C. $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, the value of Common Stock (determined at the time ISOs were granted) which is subject to ISOs that become exercisable for the first time by such employee during any calendar year does not exceed $100,000. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

            D. Determination of Fair Value Market. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market (or successor trading system). However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

      7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.


                                      III-3

      8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

            A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

            B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

            C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

            D. Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

            E. Extension of Exercise Period. Notwithstanding any provision herein to the contrary, the Committee may, in its discretion, extend the exercise period with respect to any Non-Qualified Option.

      9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment (or at such earlier date as may be specified in the optionee's option agreement), but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.


                                      III-4

      10. Death; Disability

            A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

            B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

      11. Assignability. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or, with respect to Non-Qualified Options only, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of the optionee each ISO shall be exercisable only by him. Any assignment or transfer, or attempted assignment or transfer, of an Option in violation of this Section 11 shall be void.

      12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

      13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

            A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

            B. Consolidation or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company


                                      III-5
hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) make appropriate provisions for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) accelerate the date of exercise of such Options or of any installment of such Options; or (vi) terminate all Options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

            C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

            D. Modifications of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

            E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

            F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities-convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

            G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

            H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan, and the number of shares of Common Stock in respect of which an optionee may receive Options under the Plan


                                      III-6
in any year, shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

            If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

      14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker, or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or
(d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

      15. Terms and Amendment of Plan. This Plan was adopted by the Board on March 18, 2005 subject to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to March 18, 2006, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on March 18, 2015 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be materially increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may


                                      III-7
not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair she rights of a grantee, without his consent, under any Option previously granted to him.

      16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

      17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

      18. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

      19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in paragraph 20), the Company, in accordance with Section 3402(a) of the Code, may require the optionee to remit to the Company additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition the exercise of an option on the grantee's remission of such additional withholding taxes.

      20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

      21. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


                                      III-8